EXHIBIT 10.13

                                                                  EXECUTION COPY




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                             STOCKHOLDERS' AGREEMENT

                                      AMONG

                     SPECIALIST PHYSICIANS MANAGEMENT, INC.

                                       and

                             THE STOCKHOLDERS LISTED
                                  ON SCHEDULE I
                                     ----------


                            Dated as of July 1, 1996




















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
                                TABLE OF CONTENTS
                                -----------------


                                                                        Page No.
                                                                        --------



SECTION 1.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2.     Board of Directors . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 3.     Rollup of SPM's Stock  . . . . . . . . . . . . . . . . . . . .  4

SECTION 4.     Mandatory Repurchase of SPM Stock  . . . . . . . . . . . . . .  5

SECTION 5.     Restrictions on Sales of Stock . . . . . . . . . . . . . . . .  5
     5.1.      General Restrictions . . . . . . . . . . . . . . . . . . . . .  5
     5.2.      Right of First Refusal . . . . . . . . . . . . . . . . . . . .  6

SECTION 6.     Certain Repurchase Rights of AHM and/or the Corporation  . . .  8
     6.1.      Repurchase from SPM  . . . . . . . . . . . . . . . . . . . . .  8

SECTION 7.     Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

SECTION 8.     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .  9

SECTION 9.     Benefits of Agreement  . . . . . . . . . . . . . . . . . . . .  9

SECTION 10.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

SECTION 11.    Entire Agreement . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 12.    Modification . . . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 13.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 14.    Nouns and Pronouns . . . . . . . . . . . . . . . . . . . . .   10

SECTION 15.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . .   11

                                                      STOCKHOLDERS' AGREEMENT
                                            dated as of July 1, 1996 (the
                                            "Agreement"), among SPECIALIST
                                            PHYSICIANS MANAGEMENT, INC., a
                                            Delaware corporation (the
                                            "Corporation"), and the parties
                                            listed on Schedule I (collectively,
                                                      ----------
                                            the "Stockholders").


          The Stockholders have caused the Corporation to be formed for the purpose of providing certain non-medical management, administrative and information management services to one or more physician networks, some of whose stockholders or members are members of Specialist Physicians MSO, L.L.C., in accordance with the terms of one or more management services agreements (each, a "Management Services Agreement" and collectively, the "Management Services Agreements") entered into between the Corporation and each such physician network (each, a "Network" and collectively, the "Networks"). Each Stockholder is acquiring that number of shares of common stock (the "Common Stock"), $.001 par value, of the Corporation set forth opposite such Stockholder's name on
Schedule I.  The Stockholders and the Corporation deem it to be advisable and in
- ----------
their respective best interests to enter into certain agreements with respect to the management, continuity and stability of the business and policies of the Corporation and certain other matters as set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and obligations contained herein, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS.  As used herein, the following terms shall
                      -----------
have the following respective meanings:

          (a) "Affiliate", with respect to any Stockholder, shall mean any Person that directly or indirectly Controls, is Controlled by or is under common Control with such Stockholder.

          (b) "AHC" shall mean the Advanced Health Corporation, a Delaware corporation, and any successors thereto.

          (c) "AHC Stock" shall have the meaning given to such term in Section 3(a) hereof.

          (d) "AHM" shall mean the Advanced Health Management Corporation, a Delaware corporation, and any successors thereto.

          (e) "Control" shall mean, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether directly or indirectly, through ownership of voting securities, by contract or otherwise.

          (f) "Non-selling Stockholder" shall mean any Stockholder except a Selling Stockholder.

          (g) "Network Management Services" shall mean (i) network development-services, including feasibility studies, structuring, financing and physician recruiting and (ii) network operation services, including marketing, managed care contracting, utilization management, claims processing, billing, finance, accounting and information systems management.

          (h) "Person" shall mean any individual, partnership, corporation, group, trust or other legal entity.

          (i) "Practice Management Services" shall mean assisting physician group practices in (i) developing and expanding their practices by physician recruitment, physician specialty mix analysis, acquisition evaluation and integration, ancillary services evaluation, financial consulting and strategic planning, (ii) marketing their medical services to HMO's, insurance companies, self-insured companies and the patient community, (iii) negotiating and structuring managed care contracts with payors for the provision of medical services, (iv) financial management and reporting, (v) accessing and using proprietary clinical information management systems, (vi) managing all non-medical personnel that perform administrative, clerical and secretarial support, billing and collection and records management for the physician practice and
(vii) establishing a joint management advisory board to develop management and administrative policies for the overall operation of the physician group practice.

          (j) "Sell" (or "Sale"), as to any Stock, shall mean to sell, or in any other way directly or indirectly transfer, assign, pledge, hypothecate, distribute, exchange, encumber or otherwise dispose of, either voluntarily or involuntarily and with or without consideration.

          (k) "Selling Stockholder" shall mean AHM, if AHM is proposing to Sell Stock, or SPM, if SPM is proposing to Sell Stock.

          (l) "SPM" shall mean Specialist Physicians MSO, L.L.C., a New Jersey limited liability company, and any successors thereto.

          (m) "Stock" shall mean (i) common stock outstanding on the date hereof, (ii) any additional shares of common stock or other capital stock (or options or warrants to acquire capital stock) of the Corporation hereafter issued and outstanding or (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.

          (n) "Trigger Event" shall have the meaning set forth in Section 3(b) hereof.

          SECTION 2.  BOARD OF DIRECTORS.  (a) The business and affairs of the
                      ------------------
Corporation shall be managed by or under the direction of a Board of Directors (the "Board of Directors") consisting of seven directors, four of whom shall be designated by AHM and three of whom shall be designated by SPM. At each annual meeting of the stockholders of the Corporation, and at each special meeting of the stockholders of the Corporation called for the purpose of electing directors of the Corporation, and at any time at which the Stockholders shall have the right to, or shall, vote or give their written consent to elect directors of the Corporation, then, and in each event, the Stockholders shall vote all shares of Stock owned by them (or shall consent in writing in lieu of a meeting of stockholders of the Corporation, as the case may be) for the election of the directors designated in accordance with the preceding sentence. In the event of the removal, resignation or death of a director, the Stockholders shall vote, or give their written consent, to fill the resulting vacancy with a nominee selected by the Stockholder originally entitled to designate such director. Notwithstanding anything contained herein to the contrary, SPM's right to designate three directors to serve on the Board of Directors shall be nonassignable and shall terminate as of the date SPM owns in the aggregate less than five percent of the Corporation's Stock.

          (b) Except for the actions of the Board of Directors relating to authorizing the Corporation to (i) participate in the Rollup (as defined below) transactions contemplated pursuant to Section 3 hereof and (ii) repurchase from SPM shares of Stock pursuant to Section 6.1 hereof, for which such actions a quorum shall exist if a majority of the directors of the Corporation then in office are present at any meeting of the Board of Directors, a quorum at any meeting of the Board of Directors shall exist if a majority of the directors then in office are present and at least one director designated by AHM and one director designated by SPM are present at such meeting.

          (c) Except for the actions of the Board of Directors relating to authorizing the Corporation to (i) participate in the Rollup (as defined below) transactions contemplated pursuant to Section 3 hereof and (ii) repurchase from SPM shares of Stock pursuant to Section 6.1 hereof, which such actions shall require the approval of a majority of the directors then in office, any and all other actions to be taken by the Board of Directors shall require the approval of a majority of the directors then in office, including the approval of one director designated by AHM and one director designated by SPM. AHM shall at all times have the right to elect the Chairman of the Board of Directors.

          SECTION 3.  ROLLUP OF SPM'S STOCK.
                      ---------------------

          (a) If AHM's Board of Directors determines that the Trigger Event (as defined below) has occurred, then AHM may elect to merge the Corporation with and into AHM in a transaction in which SPM shall receive voting common stock of AHC (the "AHC Stock") in exchange for its Stock of the Corporation (the "Rollup"). Each share of Stock owned by SPM shall be convertible into that number of shares of AHC Stock to be determined at the time of the Rollup in accordance with Exhibit A.
                ---------

          (b) A "Trigger Event" shall be deemed to have occurred if each of the following conditions is satisfied in full: (i) AHM is providing Practice Management Services to at least 300 physicians, (ii) AHM is providing Network Management Services to at least 2,000 physicians, (iii) AHC has at least $75,000,000 in stockholders' equity according to AHC's most recent financial statements, (iv) AHC maintains stock outstanding which is publicly traded on a national stock exchange and (v) AHC's Board of Directors has authorized the Rollup.

          (c) The right of SPM to participate in the Rollup and to receive shares of AHC Stock pursuant to Section 3(a) hereof shall automatically terminate if, prior to the completion of the Rollup, (i) the Corporation has terminated all of the Management Services Agreements entered into between the Corporation and the Networks with cause pursuant to Section 1.3(c) thereof or
(ii) any Management Services Agreement between the Corporation and a Network (a "Terminated Network") in which a Member [as such terms are defined in the Operating Agreement dated as of March 15, 1996 (the "Operating Agreement"), between SPM and the Members thereto] holds an ownership interest is terminated by the Corporation with cause pursuant to Section 1.3(c) thereof, unless, within 60 business days after the effective date of such termination (x) a Member or Members, other than a Member who or which holds an ownership interest in a Terminated Network, holding Units (as such term is defined in the Operating Agreement) in SPM exchanges or exchange such Units for all of SPM's Stock in the Corporation pursuant to the provisions of the Operating Agreement, or (y) all Members who or which hold an ownership interest in a Terminated Network Sell to SPM, pursuant to the terms of the Operating Agreement, all of the Units in SPM held by such Member. In the event a Member acquires all or part of SPM's Stock in the Corporation pursuant to clause (x) above, SPM shall cause each such Member to enter into a written agreement to be bound by the terms of this Agreement. AHC shall not be obligated to issue AHC Stock in the Rollup to any Member that fails to enter into a written agreement at the time such Member acquires all or part of SPM's Stock in the Corporation pursuant to clause (x) above. In the event of the occurrence of either of the events set forth in this
Section 3(c)(i) or (ii), SPM shall promptly surrender and deliver to the Corporation any and all stock certificates evidencing SPM's ownership of the Stock in a form sufficient to convey to the Corporation good title to the Stock and free and clear of any and all encumbrances, liens pledges, security interests, mortgages, charges, easements, reservations, options, rights of first refusal and other restrictions of any kind.

          SECTION 4.  MANDATORY REPURCHASE OF SPM STOCK.
                      ---------------------------------

               (a) If AHM has failed to commence the Rollup by the first anniversary of the occurrence of the conditions set forth in Section 3(b)(i) through (iv) hereof, SPM shall be entitled to require AHM, and AHM shall be obligated (subject to the following sentence), to repurchase all of the outstanding Stock owned by SPM (the "Put Option") at a purchase price equal to 110 percent of the fair market value of such Stock had the Rollup been consummated pursuant to Section 3. The fair market value of the Stock subject to the Put Option shall be the average publicly traded price per share of AHC's Stock quoted on a national stock exchange for the 30 consecutive trading days immediately prior to SPM's exercise of the Put Option multiplied by the number
                                                      ----------
of shares of such Stock then owned by SPM. In the event that a quote of the price of AHC's Stock is unavailable on a national stock exchange, the determination of fair market value shall be made by a nationally recognized independent public accounting firm or an investment banking firm mutually agreed to by AHM and SPM which is independent of and not affiliated with AHM, SPM or any of their Affiliates. Any determination of fair market value shall be conclusive and binding on AHM and SPM. AHM and SPM shall equally bear the cost of any such appraisal.

               (b) SPM may exercise the Put Option by delivering a written notice (the "Put Notice") to AHM which notice shall specify the number and percentage of shares of Stock owned by SPM to be repurchased.

               (c) The closing of such repurchase by AHM shall occur on a date determined by AHM (the "Put Closing Date") which date shall be no more than 30 days after the determination by the independent appraiser of fair market value of the Stock subject to the Put Option. On the Put Closing Date, SPM shall surrender to AHM the Stock owned by SPM being repurchased without any representation or warranty (other than that the holder has good and valid title thereto free and clear of liens, claims, encumbrances and restrictions of any kind), against payment therefor by AHM to SPM by (at the option of SPM), (i) wire transfer to an account in a bank located in the United States designated by SPM for such purpose or (ii) a certified or official bank check drawn on a member of the New York Clearing House payable to the order of SPM.

          SECTION 5.  RESTRICTIONS ON SALES OF STOCK.
                      ------------------------------

          5.1.  GENERAL RESTRICTIONS.  No Stockholder shall, at any time during
                --------------------
the term of this Agreement, Sell any Stock, except:

               (i) by pledge which creates a mere security interest in the Stock, provided that (a) all Stockholders consent to such pledge and (b) the pledgee thereof shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement to the same event as if it were the Stockholder making such pledge;

              (ii) SPM shall Sell its Stock to the Corporation in accordance with Section 3 hereof;

             (iii) SPM may Sell its Stock to the Members (as defined in the Operating Agreement) pursuant to the terms of the Operating Agreement;

             (iv)   by Sale in accordance with Section 4 or 5.2;

              (v) AHM shall have the right to Sell all or any part of its Stock to any Affiliate, or any employee of AHM or any Affiliate, who or which agrees in writing to be bound by and to comply with the applicable provisions of this Agreement as if such purchaser were AHM for the purposes hereof;

              (vi) SPM shall be permitted to sell its Stock to AHM or the Corporation;

               (vii) pursuant to a liquidation or winding-up of the Corporation.

          5.2.  RIGHT OF FIRST REFUSAL.  Except as otherwise provided in Section
                ----------------------
5.1, SPM and AHM shall not Sell any shares of Stock unless (i) the prior written consent of the Corporation is obtained or (ii) the following procedure is followed:

          (a) The Selling Stockholder shall first deliver to the Corporation and the Non-selling Stockholders a written notice (the "Offer Notice"), which shall be irrevocable for a period of 90 days after delivery thereof, offering (the "Offer") all of the Stock proposed to be Sold by the Selling Stockholder at the purchase price and on the terms specified in the Offer Notice. The Corporation (or its designee) shall then have the right and option, for a period of 30 days after delivery of the Offer Notice, to accept all or any part of the Stock so offered at the purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the Selling Stockholder and the Non-selling Stockholders within said 30-day period.


          (b) If the Corporation (or its designee) shall fail to accept all of the Stock offered for sale pursuant to, or shall reject in writing, the Offer (the Corporation being required to notify in writing the Selling Stockholder and the Non-selling Stockholders of its rejection or failure to accept all of the

Stock in the event of the same), then, upon the earlier of the expiration of such 30-day period or the receipt of such written notice of rejection or failure to accept such Offer by the Corporation, the Non-selling Stockholders shall have the right and option, for a period of 30 days thereafter, to accept all or any part of the Stock so offered and not accepted by the Corporation (the "Refused Stock") at the purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the Corporation and the Selling Stockholder within said 30-day period.

          (c) Sales of Stock under the terms of Sections 5.2(a) and 5.2(b) shall be made at the offices of the Corporation on a mutually satisfactory business day within 30 days after the expiration of the last applicable period described in Section 5.2(b). Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

          (d) If effective acceptance shall not be received pursuant to Sections 5.2(a) and 5.2(b) with respect to all Stock offered for Sale pursuant to the Offer Notice, then the Selling Stockholder may Sell all or any part of the Stock so offered and not so accepted to a party or parties reasonably acceptable to the Non-selling Stockholders (determined in accordance with Section 5.2(e) hereof) at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms stated in the Offer Notice at any time within 60 days after the expiration of the Offer required by Sections 5.2(a) and 5.2(b). In the event that the Stock is not Sold by the Selling Stockholder during such 60-day period to such party or parties, the right of the Selling Stockholder to Sell such Stock shall expire and the obligations of this
Section 5.2 shall be reinstated.

          (e) The Selling Stockholder shall, at least 20 days prior to the proposed date of Sale of Stock by the Selling Stockholder to any party other than the Non-selling Stockholders, provide in writing to the Non-selling Stockholders the identity of such proposed purchaser and such other information concerning such purchaser as shall be reasonably requested by the Non-selling Stockholders to enable the Non-selling Stockholders to determine the acceptability of the proposed purchaser as a Stockholder. Within such 20 day period, the Non-selling Stockholders shall provide to the Selling Stockholder in writing either such Stockholder's consent or disapproval of such proposed purchaser. The Selling Stockholder shall be entitled to consummate such Sale of Stock to such proposed purchaser if the Non-selling Stockholders shall consent to such proposed purchaser.

          (f) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to this Section 5.2 who or which is not a Stockholder shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement and shall be deemed to be a Stockholder for all purposes of this Agreement.

          (g) The Selling Stockholder shall comply in all respects with Rule 144 under the Securities Act in connection with any Sale of Stock pursuant to this Section 5.

          SECTION 6.  CERTAIN REPURCHASE RIGHTS OF AHM AND/OR THE CORPORATION.
                      -------------------------------------------------------

          6.1.  REPURCHASE FROM SPM.  (a)  In the event of:
                -------------------

                   (i)  the breach by SPM of the terms of this Agreement; or

                  (ii) the commencement of a voluntary or involuntary bankruptcy proceeding (provided, with respect to an involuntary proceeding, that such proceeding has not been stayed or dismissed within 60 days of such commencement) by or against SPM;

then, AHM (or the Corporation or any other designee of AHM) shall have the
- ----
right, but not the obligation, to purchase from SPM and SPM shall be obligated to sell to AHM (or the Corporation or such other designee), upon the exercise of such right, at a purchase price per share (as constituted on the date hereof) equal to the original cost paid by SPM for the Stock at the time of such event as determined by the accountants of the Corporation, up to that number of shares of Stock then owned by SPM.

          (b) AHM (or the Corporation or any other designee of AHM) may exercise its right to purchase Stock owned by SPM pursuant to Section 6.1(a) by delivering a written notice to such effect to SPM within 30 days following the event giving rise to such right, which notice shall specify the number of shares of Stock which the Corporation so elects to purchase. Any purchase of Stock pursuant to Section 6.1(a) shall be made for a purchase price per share equal to the original cost paid by SPM for the Stock and on a business day designated by AHM (or the Corporation or other designee) which shall be within 10 days of the delivery of such notice, by delivery of the purchase price against receipt of one or more certificates, properly endorsed, evidencing the Stock to be so purchased.

          SECTION 7.  LEGEND.  Each certificate evidencing Stock shall be
                      ------
stamped or otherwise imprinted with a legend in substantially the following form:

     "THE REGISTERED HOLDER HEREOF HAS REPRESENTED TO THE ISSUER OF THE SHARES REPRESENTED HEREBY THAT IT HAS ACQUIRED SUCH SHARES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. ACCORDINGLY, SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

     AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE."

     "CERTAIN OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE UNDER THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF JULY 1, 1996, AMONG SPECIALIST PHYSICIANS MANAGEMENT, INC. AND THE OTHER STOCKHOLDERS LISTED ON SCHEDULE I
                                                           ----------
     THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SPECIALIST PHYSICIANS MANAGEMENT, INC."

          SECTION 8.  GOVERNING LAW.  This Agreement shall be governed by, and
                      -------------
construed in accordance with, the laws of the State of New York without regard to the laws and principles thereof or of any other jurisdiction that would direct the application of the laws of another jurisdiction. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively lie in any federal or state court located in the State of New York. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the jurisdiction of such courts for themselves and in respect of their property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

          SECTION 9.  BENEFITS OF AGREEMENT.  Except as otherwise provided
                      ---------------------
herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs.

          SECTION 10.  NOTICES.  All notices, claims, certificates, requests,
                       -------
demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by telecopy, nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                    (i)  if to the Corporation, to:

                         Specialist Physicians Management, Inc.
                         560 White Plains Road, 2nd Floor
                         Tarrytown, New York  10591
                         Attention: Alan Masarek
                         Telephone: (914) 332-6688
                         Telecopy:  (914) 332-1186
                         with a copy to:

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         New York, New York  10112
                         Attention: John J. Suydam, Esq.
                         Telephone: (212) 408-2400
                         Telecopy:  (212) 408-2420; and

                    (ii) if to the Stockholders, to their respective
                         addresses set forth on Schedule I attached hereto;
                                                ----------
                         with a copy to:

                         McDermott, Will & Emery
                         1211 Avenue of the Americas
                         43rd Floor
                         New York, New York  10036-8701
                         Attention:  J. Peter Rich, Esq.
                         Telephone:  (212) 768-5400
                         Telecopy:   (212) 768-5444

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of delivery by telecopy or personal delivery, on the date of such delivery,
(b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communi-cation is posted.

                    SECTION 11.  ENTIRE AGREEMENT.  This Agreement and the other
                                 ----------------
writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to their subject matter. This Agreement and such other writings and agreements referred to herein supersede all prior agreements and understandings among the parties with respect to their subject matter.

                    SECTION 12.  MODIFICATION.  The terms and provisions of this
                                 ------------
Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation, AHM and SPM.

                    SECTION 13.  HEADINGS.  The section and paragraph headings
                                 --------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    SECTION 14.  NOUNS AND PRONOUNS.  Whenever the context may
                                 ------------------
require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                    SECTION 15.  COUNTERPARTS.  This Agreement may be executed
                                 ------------
in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                                     *  *  *

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   SPECIALIST PHYSICIANS MANAGEMENT, INC.



                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:


                                   ADVANCED HEALTH MANAGEMENT CORPORATION



                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:


                                   SPECIALIST PHYSICIANS MSO, L.L.C.



                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                                       SCHEDULE I
                                                       ----------


                          STOCKHOLDERS
                          ------------


 STOCKHOLDER                       COMMON SHARES       %
 -----------                       -------------  -------------

 ADVANCED HEALTH MANAGEMENT              51             51
        CORPORATION
 560 White Plains Road, 2nd Fl.
 Tarrytown, New York  10591
 Attention:  Richard Kaplan


 SPECIALIST PHYSICIANS MSO,              49             49
 L.L.C.
 P.O. Box 615
 Short Hills, New Jersey  07078
 Attention:  Vance J. Weber, M.D.

                                    EXHIBIT A
                                    ---------


                                   The Rollup
                                   ----------


          AHC has established and reserved 548,224 shares of its common stock as adjusted by a stock split, reverse stock split, stock dividend or recapitalization of AHC's shares of common stock (the "MSO Pool") for issuance to all medical personnel which own, from time to time, any equity interest in any Affiliate of AHC which provides management services to physicians or physician groups (each an "MSO"). AHC has organized, and from time to time after the date hereof shall organize, MSO's to provide physician management and network services and grant equity interests in such entities, which equity interests will participate in the MSO Pool or any Rollup.

          The MSO Pool will only be issued if AHC determines, in its discretion, to consummate the Rollup. The Rollup of all MSO equity interests must be done at one time and in one transaction. The shares in the MSO Pool have been divided into four tranches, of 17.5%, 22.5% 27.5% and 32.5%, respectively. AHC will allocate the first tranche of the MSO Pool ("Tranche I") to be divided among the physician networks and physician practices (each a "PPN") which own equity in the MSO's which are established on or prior to December 31, 1996 (the "Tranche I Period"). AHC will allocate the second tranche of the MSO Pool ("Tranche II") to be divided among the PPNs which own equity in all MSO's which operate (including MSO's formed during the Tranche I Period) during calendar year 1997 (the "Tranche II Period"). AHC will allocate the third tranche of the MSO Pool ("Tranche III") to be divided among the PPN's which own equity in all MSO's which operate during calendar year 1998 (the "Tranche III Period"). AHC will allocate the fourth tranche of the MSO Pool ("Tranche IV") to be divided among the PPNs which own equity in MSO's which operate during calendar year 1999 (the "Tranche IV Period").

          At the time AHC shall determine to effect the Rollup, the MSO Pool shall be allocated as follows:

          1. All PPNs which qualify for Tranche I shares shall receive an allocation of Tranche I shares based upon their proportionate percentage of Qualifying Revenues for the Tranche I Period. To determine the proportionate percentage for each PPN, a numerator for each PPN will be established by taking the Qualifying Revenues of such MSO for the Tranche I Period. The denominator shall be equal to the sum of the numerators for the PPNs. As used herein, Qualifying Revenues for each MSO shall mean all revenues other than revenues derived from referrals for "designated health services" (as such term is defined by applicable law and regulations or similarly referral regulated services) by physicians if consideration for such referrals is prohibited by state or federal law, including federal "STARK" law and regulations.

          2. All PPNs which qualify for Tranche II shares shall receive an allocation of Tranche II shares based upon their proportionate percentage of Qualifying Revenue for the Tranche II Period. The proportionate percentage shall be calculated as provided in 1 above.

          3. All PPNs which qualify for Tranche III shares shall receive an allocation of Tranche III shares based upon their proportionate percentage of Qualifying Revenue for the Tranche III Period. The proportionate percentage shall be calculated as provided in 1 above

          4. All PPNs which qualify for Tranche IV shares shall receive an allocation of Tranche IV shares based upon their proportionate percentage of Qualifying Revenue for the Tranche IV Period. The proportionate percentage shall be calculated as provided in 1 above.

          5. If the Rollup shall occur prior to the end of the Tranche IV Period but after the end of the Tranche III Period, the Tranche IV shares shall be allocated as if the Tranche IV Period ended on the date of the Rollup. If the Rollup shall occur prior to the end of the Tranche III Period but after the end of the Tranche II Period, the Tranche III shares shall be allocated as if the Tranche II Period had ended on the date of the Rollup and the Tranche IV shares shall be allocated pro rata to all PPNs receiving Tranche I, Tranche II
                          --- ----
and Tranche III shares based upon the number of shares received. If the Rollup shall occur prior to the end of the Tranche II Period, the Tranche II shares shall be allocated as if the Trance II Period had ended on the date of the Rollup and the Tranche III and IV shares shall be allocated pro rata to all PPNs
                                                            --- ----
receiving Tranche I and II shares based upon the number of shares received.